                                                                   EXHIBIT 10.44




                  CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD.


                         UNAPPROVED SHARE OPTION SCHEME


   ADOPTED BY THE BOARD OF CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD. ON 23
                                  JANUARY 1998







                       KPMG Tax Advisers
                       1 PUDDLE DOCK
                       LONDON
                       EC4V 3PD



                       REF:   CAS2.DOC2
                       DATE:  23 JANUARY 1998

   RULES OF THE CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD. UNAPPROVED SHARE
                                 OPTION SCHEME

                                     INDEX

                                                                     Page
 1  Definitions.....................................................   3
 2  Grant of Options................................................   7
 3  Exercise of Options.............................................   8
 4  Take-overs, Reconstructions, Liquidations and Option Exchanges..  10
 5  Variation of Share Capital......................................  12
 6  Manner of Exercise of Options...................................  13
 7  Administration and Amendment....................................  14
 8  Loss of Office or Employment....................................  15

Appendix 1  Letter of Grant
Appendix 2  Option Certificate and Notice of Exercise

   RULES OF THE CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD. UNAPPROVED SHARE
                                 OPTION SCHEME

1    DEFINITIONS

1.1 In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

    "Act"            -  the Income and Corporation Taxes Act 1988;


    "Adoption Date"  -  the date on which the Scheme is adopted by the Board;

    "Auditors"       -  the auditors for the time being of the Company (acting as experts and not as arbitrators);

    "Board"          -  the board of directors of the Company or the Committee at which a quorum is present;

    "Committee"      -  a duly constituted committee of the Board;

    "Company"        -  Castle Transmission Services (Holdings) Ltd. registered in England No 3242381 or save for Rules 2 and 7.2 such company as shall be at any time the Acquiring Company as defined in Rule 4.5;

    "Control"        -  as described in section 416 or section 840 of the Act;

    "Date of Grant"  -  the date on which an Option is, was or is to be granted to an Eligible Employee under the Scheme, pursuant to Rule 2.1, or on which an Option is or was treated as being granted pursuant to Rule 2.3;

    "Eligibility Date"     -    1st March 1997 or, if the Option Holder was not an Eligible Employee on that date, the Date of
                                Grant;

    "Eligible Employee"    -    any director or employee of any Group Company;

    "Exercise Conditions"  -    any conditions imposed pursuant to Rule 2.2;

    "Exercise Price"       -    the price as determined by the Board at which an Eligible Employee may acquire a Unit on the exercise of an Option being, subject to Rule 2.3 and Rule 5, not less than the aggregate nominal value of the underlying shares;

    "Group"                -    the Company and its Subsidiaries and the phrase "Group Company" shall be construed accordingly;

    "Letter of Grant"      -    the letter in the form set out in Appendix I or in such form as the Board may determine from time to time;

    "Merger"               -    the acquisition of Control of the Company by Castle Tower Holding Corporation (a Delaware
                                corporation) or a company under the Control of or having Control of that company;

    "New Option"           -    an option over shares in the Acquiring Company (as defined in Rule 4.5) granted in consideration of the release of a Subsisting Option;

    "Notice of Exercise"   -    the notice of exercise in the form set out in Appendix  II or  in such form as the Board may determine from time to time;

    "Option"                -   a right to acquire Units granted or to be granted pursuant to Rules 2.1 or 2.3;

    "Option Certificate"    -   the option certificate in the form set out in Appendix II or in such form as the Board may determine from time to time;

    "Option Holder"         -   a person who has been granted an Option or (where the context admits) his legal personal representative(s);

    "Recognised Exchange"   -   a recognised stock exchange within the meaning of section 841 of the Act or a recognised investment exchange within the meaning of the Financial Services Act 1986;

    "Rules"                 -   the rules of the Scheme as the same may be amended from time to time;

    "this Scheme"           -   this Castle Transmission Services (Holdings) Ltd. Unapproved Share Option Scheme constituted and governed by the Rules;

    "Subsidiary"            -   a company which is under the Control of the Company and is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

    "Subsisting Option"     -   an Option which has been granted and which has not lapsed, been surrendered, renounced or exercised in full;

    "Unit"                  -   subject to Rule 5.1, a stapled shareholding comprising one ordinary share of 1p and nine hundred and ninety-nine redeemable preference shares of 1p each in the capital of the Company or, where a New
                                Option has been granted or is to be granted pursuant to Rule 2.3, a share in the capital of the
                                Acquiring Company;


1.2  In these Rules, except insofar as the context otherwise requires:

     (i)    words denoting the singular shall include the plural and vice versa;

     (ii) words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

     (iii) reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment; and

     (iv) headings and captions are provided for reference only and shall not be considered as part of the Scheme.

2.   GRANT OF OPTIONS

2.1 The Board may select any number of individuals who shall at the intended Date of Grant be Eligible Employees and grant them Options at any time or times after the Adoption Date but not later than the tenth anniversary of the Adoption Date.

2.2 In granting an Option pursuant to Rule 2.1 the Board may impose any objective condition and/or limitation upon the exercise of such Option whether such condition and/or limitation is imposed when the Option is granted or subsequent to the grant. Any condition and/or limitation imposed or to be imposed and the timeframe within which a condition can be imposed subsequent to grant shall be:

     (i) set out in the Option Certificate or in a schedule referred to in the Option Certificate; and

     (ii) such that rights to exercise such Option after the fulfilment or attainment of any conditions and/or limitations so specified or to be specified shall not be subsequently dependent upon the further discretion of any person.

2.3 Where the circumstances noted in Rule 4.5 apply New Options may be granted in consideration for the release of Options previously granted under this Scheme. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Scheme.

2.4 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule 2.4 shall not prevent the Option of a deceased Option Holder being exercised by his personal representative(s) within the terms of these Rules.

2.5 Options shall be granted by deed and shall be evidenced by the issue of a Letter of Grant to Eligible Employees specifying the Date of Grant, the number of Units subject to Option, the Exercise Price and any Exercise Conditions. The Option Certificate shall be sent to the Option Holder together with a Letter of Grant as soon as practicable after the Date of Grant.

3.   EXERCISE OF OPTIONS

3.1 Subject to each of the rules of this Rule 3 and Rule 6 below any Subsisting Option may be exercised by the Option Holder or, if deceased, by his personal representatives in whole or in part at the time of or at any time following the occurrence of the earliest of the following events:

     (i)    the third anniversary of the Eligibility Date;

     (ii)   the death of the Option Holder on or after 28th February 1998;

     (iii) upon the Option Holder ceasing to be a director or employee of the Group on or after 28th February 1998 other than by reason of the Option Holder (having been at the date of such cessation a director or employee of the Group for a continuous period of less than five years since 28 February 1997 and the Board not making a resolution in accordance with 5.7(b) of the Company's articles of association on the date of such cessation) giving notice to the Company or any of its subsidiaries of his intention to terminate his employment or the termination of the Option Holder's employment with the Company or any of its subsidiaries in circumstances involving a repudiatory breach by the Option Holder of his employment contract or in circumstances which would entitle the Company or, as the case may be, any subsidiary summarily to terminate his employment without notice;

     (iv)   an opportunity to exercise the Option pursuant to Rule 4;

     (v) upon the Option Holder ceasing to be a director or employee of the Group on or after 28th February 1998 where that cessation was by reason either of the company or companies of which he was employed ceasing to be a Group Company or of the office of employment relating to a business or part of a business which is transferred to a person who is not a Group Company;

3.2 An Option may only be exercised if the Exercise Conditions have been satisfied unless the Board decide otherwise.

3.3 The Board may in exceptional circumstances not otherwise provided for in these Rules invite all Option Holders to exercise their Options at any time following the Date of Grant. Where exercise is thereby permitted, it shall take place to such extent and within such period as the Board shall specify but in exercising this discretion the Board will not discriminate between individual Option Holders.

3.4 An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

     (i) the seventh anniversary of the Date of Grant or such earlier date specified by the Board at the Date of Grant;

     (ii) immediately upon the Board notifying the Option Holder that the Exercise Condition has not been satisfied unless at that same time the Board notify the Option Holder that the circumstances are such that the Board consider the Option should remain exercisable;

     (iii) the first anniversary of an Option Holder's death where death occurs on or after 28th February 1998;

     (iv)   six months after an Option is first exercisable pursuant to Rule 3.1
            (iii) and (v);

     (v) immediately upon the Option Holder ceasing to be a director or employee of the Group in circumstances where the Option is not exercisable pursuant to Rule 3.1 (ii), (iii) or (v);

     (vi) the end of the period of exercisability determined in accordance with Rule 4;

     (vii) where the Option Holder is offered a New Option in consideration for the release of an Option pursuant to Rule 4.5 at the end of the period in which that company's offer may be accepted;

     (viii) the Option Holder being adjudicated bankrupt;

     (ix)   the surrender of the Option by the Option Holder.


4.   TAKE-OVERS, RECONSTRUCTIONS, LIQUIDATIONS AND OPTION EXCHANGES

4.1 If in circumstances other than a Merger any person not being a company under the same Control as the Company obtains Control of the Company as a result of making a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company then the Board shall notify all Option Holders as soon as is practicable of the offer in accordance with Rule 7.4. Any Subsisting Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

4.2 If in circumstances other than a Merger any person not being a company under the same Control as the Company obtains Control of the Company other than as a result of the events specified in Rule 4.1 then the Board shall notify all Option Holders as soon as practicable after the change of Control in accordance with Rule 7.4. Any Subsisting Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person obtains Control of the Company.

4.3 If in circumstances other than a Merger under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement which affects the shares comprised within Units any Subsisting Option may be exercised within six months of the Court sanctioning such compromise or arrangement.

4.4 If in circumstances other than a Merger any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430 of the Companies Act 1985 any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

4.5 If as a result of the occurrence of one or more of the events specified in Rules 4.1, 4.2, 4.3 or 4.4 or as a result of a Merger a company whether or not under the same Control as the Company has obtained Control of the Company the Option Holder may, if the other company (the Acquiring Company) so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option.

     A New Option issued in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules.

     A New Option shall, for all other purposes of this Scheme, be treated as having been acquired at the same time as the corresponding released Option.

4.6 If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company, an Option shall be exercisable in whole or in part (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until the resolution is duly passed or defeated or the general meeting is concluded or adjourned, whichever shall first occur. If such resolution is passed an Option shall to the extent unexercised thereupon lapse.

4.7 The periods of exercisability under Rule 3.1(iv) and the date of lapse under Rule 3.4(vi) and (vii) are those of whichever of the pre-conditions of Rules 4.1, 4.2, 4.3, 4.4, or 4.5 are first achieved. The subsequent achievement of any other pre-conditions will not cause a period of exercisability to begin nor a date of lapse to arise.

4.8 For the purpose of this Rule 4 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

4.9 The exercise of an Option pursuant to the preceding provisions of this Rule 4 shall be subject to the provisions of Rule 6.

4.10 A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.


5.   VARIATION OF SHARE CAPITAL

5.1 In the event of any variation of the share capital of the Company, including, but without prejudice to the generality of the preceding words, any capitalisation or rights issue or any consolidation, sub-division, redemption or reduction of capital the definition of Unit and hence the class of shares comprised within an Option, the number of Units or shares subject to any Option and the Exercise Price may be adjusted by the Board in such manner as the Auditors confirm in writing to be, in their opinion, fair and reasonable provided that the Exercise Price for each Unit subject to an Option is not reduced below the nominal value of the underlying shares unless (and to the extent that) the Company is authorised to capitalise from its undistributed profits or reserves upon the exercise of such Option an amount equal to the difference between the aggregate Exercise Price and the aggregate nominal value of the underlying shares to be issued upon such exercise and to apply such sum in paying up the difference;

     Such variation shall be deemed to be effective, from the record date at which the respective variation applied to other shares of the same class as the shares comprised within the Units. Any Options exercised within that period shall be treated as exercised with the benefit of the variation confirmed by the Auditors.

5.2 The Board shall take such steps as it considers necessary to notify Option Holders of any adjustment made under Rule 5.1 and may call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment.

6.   MANNER OF EXERCISE OF OPTIONS

6.1 Subject to Rule 6.6 an Option shall be exercised in whole or in part by the Option Holder or, as the case may be, his personal representatives giving notice in writing to the Board by the appropriate Notice of Exercise detailing the number of Units in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant Option Certificate and shall be effective on the date of its receipt by the Board.

6.2 Subject to Rule 6.6 where an Option is exercised, the number of shares comprised within the Units specified in the Notice of Exercise given in accordance with Rule 6.1 shall be allotted and issued credited as fully paid to the Option Holder within 30 days of the date of exercise and the Company shall arrange for the delivery of evidence of title in respect thereof. Save for any rights determined by reference to a record date preceding the date of allotment, such shares shall rank pari passu with the other shares of the same class then in issue.

6.3 When an Option is exercised in part, the balance shall remain exercisable on the same terms as originally applied to the Option and a new Option Certificate in respect of the balance shall be issued by the Company as soon as possible after the partial exercise.

6.4 Where shares comprised within a Unit in respect of which an Option has been granted are or become listed on any Recognised Exchange, the Company shall apply for shares in respect of which an Option has been exercised to be so listed, if they were not so listed already.

6.5 Where shares comprised within a Unit are listed on any Recognised Exchange then no Option may be exercised in contravention of the terms of such securities transactions rules of the Recognised Exchange as may from time to time be in force.

6.6 If an Option is exercised and the Option Holder is liable to tax, duties or other amounts on such exercise and his employer or former employer being a Group Company is liable to make a payment to the appropriate authorities on account of that liability the Option Holder shall make a payment to his employer or former employer equal to the amount which the employer or former employer is required to pay to the appropriate authorities. No shares comprised within a Unit shall be allotted to the Option Holder until the employer has received payment from the Option Holder. This Rule 6.6 shall not apply if the Option Holder makes alternative arrangements to the satisfaction of his employer or former employer and the Company is informed by the employer or former employer that the arrangements are satisfactory.

7.   ADMINISTRATION AND AMENDMENT

7.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final save where the Rules require the concurrence of the Auditors.

7.2 The Board may from time to time amend these Rules provided that no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made.

7.3 The cost of establishing and operating the Scheme shall be borne by the Group Companies in such proportions as the Board shall determine.

7.4 Any notice or other communication under or in connection with the Scheme may be given by the Board either personally or by post, and to the Board either personally or by post to the Secretary of the Board; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

7.5 The Company shall at all times keep available sufficient authorised and unissued shares to satisfy the exercise to the full extent of all Subsisting Options, taking account of any other obligations of the Company to issue unissued shares of the same class as are comprised within Units.


8.   LOSS OF OFFICE OR EMPLOYMENT

The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination.